Exhibit 10.26


                                                                 EXECUTION COPY
                                                                 --------------
                                                                  Document 7.05

                                CREDIT AGREEMENT

                          dated as of October 31, 2001

                                      among

                               CHILES GALILEO LLC

                                  as Shipowner,

                               GOVCO INCORPORATED

                               as Primary Lender,

                                 CITIBANK, N.A.,

                              as Alternate Lender,

                           CITIBANK INTERNATIONAL PLC

                                as Facility Agent

                                       and

                          CITICORP NORTH AMERICA, INC.,

                             as Primary Lender Agent

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                                TABLE OF CONTENTS


SECTION 1  DEFINITIONS AND PRINCIPLES OF CONSTRUCTION.............................................................4

         1.01.  Defined Terms.....................................................................................4
         1.02.  Principles of Construction.......................................................................11

SECTION 2  THE CREDIT FACILITY...................................................................................11

         2.01.  Amount...........................................................................................11
         2.02.  Availability.....................................................................................12
         2.03.  Advances and Minimum Amount of Utilizations......................................................12
         2.04.  Floating Rate Note;  Relationship of Floating Rate Note and the Bonds............................12
         2.05.  Trigger Event....................................................................................12
         2.06.  Liquidation Fee..................................................................................13
         2.07.  Cancellation.....................................................................................13

SECTION 3  MAKING OF ADVANCES....................................................................................13

         3.01.  Borrowing Procedures.............................................................................13

SECTION 4  TERMS OF THE CREDIT FACILITY..........................................................................13

         4.01.  Principal Repayment..............................................................................13
         4.02.  Interest Payment.................................................................................13
         4.03.  Prepayment.......................................................................................15
         4.04.  Recapture........................................................................................16
         4.05.  Limit of United States Guarantee.................................................................16

SECTION 5  CONDITIONS PRECEDENT..................................................................................17

         5.01.  Conditions Precedent to Lender's Obligations Under this Agreement................................17
         5.02.  Conditions Precedent to Each Advance Under this Agreement........................................18

SECTION 6  FEES AND EXPENSES.....................................................................................18

         6.01.  Fees.............................................................................................18
         6.02.  Taxes............................................................................................19
         6.03.  Expenses.........................................................................................20
         6.04.  Additional or Increased Costs....................................................................20

SECTION 7  PAYMENTS..............................................................................................21

         7.01.  Method of Payment................................................................................21
         7.02.  Application of Payments; Subordination of Lenders' Rights........................................23

SECTION 8  REPRESENTATIONS AND WARRANTIES BY THE SHIPOWNER.......................................................23

         8.01.  Representations and Warranties...................................................................23
         8.02.  Covenants of the Shipowner.......................................................................25

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


SECTION 9  EVENTS OF DEFAULT.....................................................................................27

         9.01.  Events of Default................................................................................27

SECTION 10  GOVERNING LAW AND JURISDICTION.......................................................................28

         10.01.  Governing Law...................................................................................28
         10.02.  Submission to Jurisdiction......................................................................28
         10.03.  Service of Process..............................................................................29
         10.04.  Waiver of Security Requirements.................................................................30
         10.05.  No Limitation...................................................................................30

SECTION 11  MISCELLANEOUS........................................................................................30

         11.01.  Computations....................................................................................30
         11.02.  Notices.........................................................................................30
         11.03.  Disposition of Indebtedness.....................................................................32
         11.04.  Disclaimer......................................................................................33
         11.05.  No Waiver; Remedies Cumulative..................................................................33
         11.06.  Currency........................................................................................33
         11.07.  Severability....................................................................................34
         11.08.  Amendment or Waiver.............................................................................34
         11.09.  Indemnification.................................................................................34
         11.10.  No Proceedings..................................................................................34
         11.11.  Setoff..........................................................................................34
         11.12.  Benefit of Agreement............................................................................35
         11.13.  Waiver of Jury Trial............................................................................35
         11.14.  Execution in Counterparts.......................................................................35
         11.15.  Conflicts with Indenture........................................................................35
         11.16.  Entire Agreement................................................................................35

SECTION 12  ARRANGEMENTS AMONG THE AGENTS AND THE LENDERS........................................................36

         12.01.  Appointment.....................................................................................36
         12.02.  Rights of Facility Agent........................................................................36
         12.03.  Duties..........................................................................................37
         12.04.  Limitation on Obligations of Facility Agent.....................................................37
         12.05.  Indemnification by Lenders......................................................................37
         12.06.  Limitation on Responsibility....................................................................38
         12.07.  No Claims on Employees of Facility Agent........................................................38
         12.08.  Banking Business................................................................................38
         12.09.  Resignation or Termination of Facility Agent....................................................38
         12.10.  Successor to Facility Agent.....................................................................38
         12.11.  Discharge of Obligations........................................................................39
         12.12.  Responsibilities of Lenders.....................................................................39
         12.13.  Agency Division.................................................................................39
         12.14.  Primary Lender Agent............................................................................39
         12.15.  Facility Agent Only Agent for the Lenders.......................................................39

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                                LIST OF EXHIBITS

EXHIBIT A.........         Bond Purchase Agreement
EXHIBIT B.........         Form of Bond
EXHIBIT C.........         Certificate Authorizing Advances


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


         THIS CREDIT AGREEMENT, dated as of October 31, 2001, by and among CHILES GALILEO LLC, a Delaware limited liability company (the "Shipowner"), GOVCO INCORPORATED, a Delaware corporation (the "Primary Lender"), CITIBANK, N.A., a national banking association (the "Alternate Lender"), CITIBANK INTERNATIONAL plc, a bank organized under the laws of England, as Facility Agent for both the Primary Lender and the Alternate Lender and their respective successors and assigns (in such capacity, the "Facility Agent"), and CITICORP NORTH AMERICA, INC., a Delaware corporation, as administrative agent for the Primary Lender and its commercial paper holders (in such capacity, the "Primary Lender Agent").

                                   BACKGROUND

WHEREAS:

         (A) by this Agreement, the Lenders have agreed to establish a credit facility (the "Credit Facility") in the aggregate amount of up to Eighty-One Million Dollars ($81,000,000), pursuant to which (i) the Primary Lender may, in its discretion, subject to the terms and conditions hereof, extend financing to the Shipowner for the manufacture, construction, fabrication, financing and purchase by the Shipowner of the Vessel, for the payment of related Construction Period Interest and for the payment of the Guarantee Fees and (ii) if the Primary Lender chooses at any time not to extend any such financing for the Vessel, then, subject to the terms and conditions hereof, the Alternate Lender shall, before the fourth Payment Date, extend such financing or any undisbursed portion thereof;

         (B) the establishment of the Credit Facility is made in reliance upon the commitment of the United States to guarantee under Title XI of the Merchant Marine Act, 1936, as amended, the payment of the unpaid interest on, and the unpaid balance of, the principal of the Floating Rate Note, including interest accruing between the date of an Indenture Default under the Floating Rate Note and the payment in full of the Guarantee;

         (C) a condition to the Lenders' extension of the Credit Facility under this Agreement is the Facility Agent's timely receipt of Certificates Authorizing Advances and the issuance of the Guarantee of the Floating Rate Note; and

         (D) the Credit Facility may be utilized by the Shipowner in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

        SECTION 1     DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

         1.01. Defined Terms. For the purposes of this Agreement, unless otherwise defined herein, the following terms shall have the following meanings:


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         "Accelerated Repayment" shall have the meaning set forth in Section
4.02(b) of this Agreement.

         "Act" shall mean the Merchant Marine Act, 1936, as amended, and in effect on each Closing Date.

         "Advance Date" shall mean, in relation to any Advance, the Business Day on which the applicable Lender shall make such Advance.

         "Advances" shall have the meaning set forth in Section 2.03 of this Agreement.

         "Affiliate" or "Affiliated" shall mean any Person directly or indirectly controlling, controlled by, or under common control with, another Person.

         "Agents" shall mean the Facility Agent and the Primary Lender Agent collectively.

         "Agreement" or "Credit Agreement" shall mean this Credit Agreement dated as of October 31, 2001 among the Agents, the Shipowner, the Primary Lender and the Alternate Lender, including any attachment thereto, as the same may be amended, modified or supplemented in accordance with the application provisions thereof.

         "Alternate Lender" shall mean Citibank, N.A., a national banking association, and its successors and permitted assigns under Section 11.03.

         "Applicable Interest Rate" shall mean

         (a) with respect to any portion of the Credit Facility that is funded by the Primary Lender through its issuance of commercial paper notes and so long as the Primary Lender is the holder of the indebtedness related to such funded, the sum of (i) the Primary Lender's weighted average cost (defined below) related to the issuance of commercial paper notes and other short-term borrowings or the sale of participation interests (collectively, "Commercial Paper"), which in each case have been allocated by the Primary Lender to the Note, which rate includes related issuance costs incurred by the Primary Lender plus (ii) 0.30% per annum, as calculated by the Indenture Trustee for each Interest Period based on the weighted average cost of Commercial Paper specified in a written notice sent by the Facility Agent to the Indenture Trustee, the Shipowner and the Secretary at least five (5) Business Days prior to each Interest Payment Date on which the interest so calculated is payable. The Applicable Interest Rate shall, based on such notice, be specified in a written notice sent by the Indenture Trustee to the Shipowner, the Facility Agent and the Secretary at least four (4) Business Days prior to each Interest Payment Date on which the interest so calculated is payable. For purposes of the foregoing, the Primary Lender's "weighted average cost" of Commercial Paper shall consist of (i) the actual interest or discount paid to purchasers of Commercial Paper, (ii) the costs associated with the issuance of the Commercial Paper and (iii) other borrowings the Primary Lender may incur, including the amount to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; and

(b) with respect to any portion of the Credit Facility that is funded by the Alternate Lender or to the extent that a portion of the Credit Facility held by the Primary Lender is


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assigned to the Alternate Lender or to any other assignee, then, from and after the applicable Advance Date or the effective date of such assignment, as the case may be, a rate per annum equal to LIBOR plus 0.30%; provided, however, that, if the Indenture Trustee shall have received notice from the Alternate Lender or assignee that such Alternate Lender or assignee shall have determined, prior to the commencement of any Interest Period that: (A) Dollar deposits of sufficient amount and maturity for funding an Advance are not available to such Lender in the London Interbank Market in the ordinary course of business; or
(B) by reason of circumstances affecting the relevant market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the Floating Rate Note; or (C) the relevant rate of interest referred to in the definition of LIBOR which is to be used to determine the rate of interest for the Floating Rate Note does not cover the funding cost to such Lender of funding or maintaining the Floating Rate Note; or (D) such Lender is unable to establish LIBOR for the relevant Interest Period; then, in any such event, the Indenture Trustee shall give notice to the Shipowner and the Secretary of such condition and interest shall, effective as of the date of such notice and so long as such condition shall exist, accrue during each applicable Interest Period at the Federal Funds Rate plus 0.30%; provided, further, however that if, in the applicable Lender's reasonable judgment, it becomes unlawful at any time for such Lender to make or maintain fundings under the Floating Rate Note based upon LIBOR, the Facility Agent on behalf of the Lender shall so notify the Indenture Trustee and the Secretary, who shall give notice to the Shipowner of such determination and, effective, as of the date of such notice and so long as such condition shall exist, interest shall thereafter accrue during each applicable Interest Period at the Federal Funds Rate plus 0.30%.

Notwithstanding any other provision hereof or the Indenture, the Applicable Interest Rate shall not include the Post Maturity Interest Rate described in
Section 4.02(b).

         "Authorization Agreement" shall mean the Authorization Agreement, Contract No. MA-13673, dated the Closing Date, between the Secretary and the Indenture Trustee, whereby the Secretary authorizes the Guarantee of the United States of America to be endorsed on the Floating Rate Note, as the same is originally executed, or as modified, amended or supplemented in accordance with the applicable provisions thereof.

         "Available Amount" shall have the meaning set forth in Section 2.01 of this Agreement.

         "Bond Purchase Agreement" shall mean a Bond Purchase Agreement substantially in the form of Exhibit A hereto.

         "Bonds" shall mean each bond issued by the Shipowner substantially in the form of Exhibit 2B to the Indenture, appropriately completed.

         "Breakage Fees" shall mean, with respect to any prepayment of the Floating Rate Note to the extent that (i) the Floating Rate Note (or the portion so prepaid) is being funded by the Alternate Lender and (ii) such prepayment is other than on an Interest Payment Date, such amounts as such Alternate Lender has specified by written notice to the Indenture Trustee and the Shipowner as the amount necessary (in the reasonable judgment of the Alternate Lender) to compensate such Alternate Lender for any loss, expense or liability (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or redeployment of deposits from third parties or in


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connection with obtaining funds to maintain any funding under the Floating Rate
Note) which such Alternate Lender reasonably determines is attributable to such prepayment.

         "Business Day" shall mean any day on which dealings in Dollar deposits are carried on in the London interbank market and on which commercial banks in London and New York City are open for domestic and foreign exchange business.

         "Certificate Authorizing Advances" shall mean, with respect to an Advance, a certificate from the Secretary authorizing such Advance in the form of Exhibit C hereto.

         "Chiles Offshore" means Chiles Offshore Inc., a Delaware corporation.

         "Chiles Offshore Financial Statements" shall have the meaning set forth in Section 8.01(h) of this Agreement.

         "Closing Date" shall mean the date on which the Lenders fund the initial Advance or Advances.

         "Commencement Date" shall mean the earlier of (i) the 1st or 15th day of a month occurring after the Delivery Date or (ii) February 15, 2004.

         "Commercial Paper" shall have the meaning set forth in the definition of Applicable Interest Rate.

         "Construction Period" shall mean the period from the date hereof to the Delivery Date.

         "Construction Period Interest" shall mean all interest that accrues on the Outstanding Principal during the Construction Period.

         "CP Fixed Period" shall mean, for any Advance or portion thereof funded through the Primary Lender's issuance of Commercial Paper, (i) a period of days commencing on the Advance Date for such Advance or portion thereof and ending any number of days thereafter not exceeding one hundred eighty (180) days as shall be selected by the Shipowner, and (ii) thereafter a period of days commencing on the last day of the prior CP Fixed Period and ending any number of days thereafter not exceeding one hundred eighty (180) days as shall be selected by the Shipowner; provided that:

                  (i) any CP Fixed Period which would otherwise end on a date which is not a Business Day shall end on the next succeeding Business Day;

                  (ii) any CP Fixed Period which commences before an Interest Payment Date and would otherwise end on a date later than such Interest Payment Date must end no later than such Interest Payment Date;

                  (iii) in the event the Primary Lender assigns its interest in an Advance or any portion thereof to the Alternate Lender during the CP Fixed Period relating thereto, then the Facility Agent shall immediately notify the Indenture Trustee and the Secretary of


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         such fact and such CP Fixed Period shall end on the date on which the
         Primary Lender shall so assign such Advance or portion thereof; and

                  (iv) if a Trigger Event has occurred, all outstanding CP Fixed Periods shall immediately terminate on the next succeeding Business Day and all CP Fixed Periods thereafter occurring shall be a period of one
         (1) Business Day.

         "Credit Facility" shall have the meaning set forth in Whereas Clause
(A) of this Agreement.

         "Credit Facility Amount" shall have the meaning set forth in Section
2.01 of this Agreement.

         "Delivery Date" shall mean the date on which the Vessel has been delivered to and accepted by the Shipowner.

         "Depository Agreement" shall mean the Depository Agreement, Contract No. MA-13676, dated the Closing Date, among the Shipowner, US Bank National Association, as Securities Intermediary, and the Secretary, as the same is originally executed, or amended, modified or supplemented in accordance with the applicable provisions thereof.

         "Disposition of Indebtedness" shall have the meaning set forth in
Section 11.03 of this Agreement.

         "Dollars," "U.S. Dollars," "U.S.D.," "U.S." or "$" shall mean the lawful currency of the United States of America.

         "Eurodollar Reserve Percentage" shall mean with respect to any Interest Period or Post Maturity Period the reserve percentage applicable to Citibank, N.A. during such period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which such reserve shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or marginal reserve requirement) for Citibank, N.A. in respect of liabilities or assets consisting of or including Eurocurrency Liabilities as that term is used in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Event of Default" shall have the meaning set forth in Section 9.01 of this Agreement.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by Citibank, N.A. from three Federal funds brokers of recognized standing selected by it as specified by written notice from the Agent to the Shipowner, the Indenture Trustee and the


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

Secretary delivered on each Monday (or if such day is not a Business Day, on the next succeeding Business Day) for the preceding calendar week.


         "Final Advance Date" shall have the meaning set forth in Section 2.02 of this Agreement.

         "Financing Offer" shall mean that certain letter agreement between Citicorp North America, Inc., Citibank, N.A. and the Shipowner dated as of December 21, 2000 in contemplation of the financing arrangements evidenced by this Agreement.

         "Floating Rate Note" shall mean a note substantially in the form of
Exhibit 2 to the Indenture, appropriately completed.

         "Governmental Authority" shall mean the government of any country, any agency, department or other administrative authority or instrumentality thereof, and any local or other governmental authority within any such country.

         "Guarantee" or "Guarantees" shall mean the guarantee of the Floating Rate Note by the United States of America pursuant to Title XI of the Act, as provided in the Authorization Agreement.

         "Guarantee Commitment" shall mean the Commitment to Guarantee Obligations, Contract No. MA-13672, dated as of the Closing Date, executed by the Secretary and accepted by the Shipowner with respect to the Guarantees, as originally executed or as modified, amended or supplemented in accordance with the applicable provisions thereof.

         "Guarantee Fees" shall mean the amounts described in the Guarantee Commitment payable to the Secretary in consideration for the commitment therein described and payable as provided in such Guarantee Commitment.

         "Guaranteed Interest" shall mean the interest payable on the outstanding principal amount of the Floating Rate Note to the extent set forth therein.

         "Holder" shall mean each holder of a Floating Rate Note.

         "Indemnified Amounts" shall have the meaning set forth in Section 11.09 of this Agreement.

         "Indenture" shall mean the Trust Indenture dated as of the Closing Date, between the Shipowner, and the Indenture Trustee, as the same is originally executed, or as modified, amended or supplemented in accordance with the applicable provisions thereof.

         "Indenture Default" shall have the meaning specified in Article VI of
Exhibit 1 to the Indenture.

         "Indenture Trustee" shall mean US Bank National Association, and any successor trustee permitted under the Indenture.


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

         "Interest Payment Date" shall mean each date on which interest on the principal of the Floating Rate Note is due and payable in accordance with the terms thereof.

         "Interest Period" shall mean, with respect to any Advance or portion thereof, (i) the period commencing on the Advance Date relating thereto and extending up to, but not including, the next Interest Payment Date; and (ii) thereafter, the period commencing on each Interest Payment Date and extending up to, but not including, the next Interest Payment Date; provided, that, in the event the Primary Lender assigns its interest to the Alternate Lender in an Advance or any portion thereof on a date other than an Interest Payment Date, then, upon written notice from the Facility Agent to the Indenture Trustee of such event, (i) such Interest Period shall end on the date on which the Primary Lender shall so assign such Advance or such portion thereof and (ii) a new Interest Period with respect to such Advance or such shall commence on such date and shall end on the next Interest Payment Date.

         "Lender" shall mean either the Primary Lender or the Alternate Lender, as the case may be.

         "Lenders" shall mean, collectively, the Primary Lender and the Alternate Lender.

         "LIBOR" (a) in relation to any Interest Period, shall mean the rate of interest per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) quoted by the principal London office of Citibank, N. A., at approximately 11:00 a.m. (London time) on the Quotation Date for the offering to leading banks in the London interbank market of U.S. Dollar deposits for a period and in an amount comparable to such Interest Period and the principal amount upon which interest is to be paid during such Interest Period; and (b) in relation to any Post Maturity Period, shall have the meaning as set forth in Section 4.02(b) of this Agreement.

         "Lien" shall mean any lien, lease, mortgage, pledge, hypothecation, preferential arrangement relating to payments, or other encumbrance or security interest.

         "Liquidation Fee" shall mean an amount determined by the Facility Agent and notified to the Indenture Trustee in writing as the amount owed under this Agreement in connection with any prepayment of an Advance or portion thereof funded by the Primary Lender on any date other than the last day of a CP Fixed Period or in connection with any termination of a CP Fixed Period prior to its originally scheduled duration pursuant to clause (iv) or (v) of the proviso contained in the definition thereof, which amount shall be equal to (x) the amount of yield that the Primary Lender is required to pay to holders of its Commercial Paper during the Liquidation Period on an amount of commercial paper having an aggregate issue price equal to the amount of the Shipowner's prepayment or the outstanding principal amount of the Floating Rate Note previously allocated to the CP Fixed Period whose duration has been shortened less (y) the amount of the estimated investment earnings, as determined by the Facility Agent and specified by written notice to the Indenture Trustee, on such prepayment amount or such outstanding principal amount during the Liquidation Period.

         "Liquidation Period" means the period (i) commencing on the date on which a prepayment is made or a CP Fixed Period has been terminated prior to its scheduled duration pursuant to clause (iii) or (iv) of the proviso contained in the definition thereof and (ii)


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continuing to the earliest date on which the Primary Lender's total amount of
Commercial Paper related to the funding of the Floating Rate Note can be reduced (without prepayment thereof) by an amount equal to the amount of the Shipowner's prepayment or to the outstanding principal amount of the Floating Rate Note previously allocated to the CP Fixed Period whose duration has been shortened less (y) the amount of the estimated investment earnings, as determined by the Facility Agent and specified by written notice to the Indenture Trustee, on such prepayment amount or such outstanding principal amount during the Liquidation Period.

         "Long Term Benchmark Rate" shall mean, as of any date of determination, an interest rate per annum determined by the Indenture Trustee as equivalent to the yield obtained through linear interpolation of the yields of most recently issued United States Treasury securities having maturities of ten (10) and thirty (30) years, respectively, as determined by reference to the yields as indicated by Telerate Access Service (page 8003 or the relevant page at the date of determination indicating such yields) or, if such data cease to be available, any publicly available sources of similar market data selected by the Indenture Trustee at approximately 10:00 a.m. (New York City time) on the date of determination.

         "Mandatory Note Redemption Date" shall mean the fifteenth (15) Day after a Trigger Event has occurred.

         "Maturity" shall mean the date on which the principal of, or interest on, the Floating Rate Note becomes due and payable as therein provided, whether on a Payment Date, at the Stated Maturity or by prepayment, repayment, redemption or declaration of acceleration or otherwise.

         "Mortgage" means the first preferred ship mortgage on the Vessel, Contract No. MA-13675, by the Shipowner in favor of the Secretary, as originally executed, modified, amended or supplemented.

         "Other Taxes" shall have the meaning set forth in Section 6.02(a) of this Agreement.

         "Outstanding Principal" shall mean, with respect to the Floating Rate Note at any time, the outstanding principal amount thereof.

         "Payment Date" shall mean the date which is six months after the Commencement Date, the anniversary of the Commencement Date, and each anniversary of either such date to and including the date the Advances are paid in full.

         "Payment Default" shall mean a default in the payment of the whole or any part of the principal or interest on any of the Floating Rate Notes when the same shall become due and payable, whether by reason of Maturity, redemption, acceleration or otherwise, or any default referred caused by a recession of a payments, and continuation of any such default for a period of 30 days.

         "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.


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         "Post Maturity Period" shall have the meaning set forth in Section
4.02(b) of this Agreement.

         "Primary Lender" shall mean Govco Incorporated and any substitute Primary Lender permitted under Section 11.03.

         "Quotation Date" shall have the meaning set forth in Section 4.02(b) of this Agreement.

         "Redemption" shall mean with respect to the redemption of the Floating Rate Note, the repayment or prepayment of the Floating Rate Note as applicable.

         "Redemption Date" shall mean a date fixed for the prepayment, repayment or redemption of the Floating Rate Note by or pursuant to Section 4 of this Agreement, Article Fourth of the Indenture, or Article III of Exhibit 1 to the Indenture.

         "Redemption Price" shall mean, the price at which the Floating Rate
Note is to be prepaid, repaid, or redeemed pursuant to Section 4 of this Agreement, Article Fourth of the Indenture, or Article III of Exhibit 1 to the Indenture.

         "Secretary" shall mean the Secretary of Transportation or any official or official body from time to time duly authorized to perform the duties and functions of the Secretary of Transportation under Title XI of the Act (including the Maritime Administrator, the Acting Maritime Administrator, and to the extent so authorized, the Deputy Maritime Administrator, the Acting Deputy Maritime Administrator and other officials of the Maritime Administration).

         "Secretary's Note" shall mean a promissory note issued and delivered by the Shipowner to the Secretary described in Article Third of the Security Agreement and shall also mean any promissory note issued in substitution for and replacement thereof pursuant to the Security Agreement.

         "Security Agreement" shall mean the security agreement, dated the Closing Date, executed by the Shipowner and the Secretary relating to the security in respect to the Guarantees, as originally executed or as modified, amended or supplemented in accordance with the applicable provisions thereof.

         "Shipowner" shall mean Chiles Galileo LLC, a Delaware limited liability company, together with its successors and assigns, provided that, in the event the Secretary assumes any obligations of the Shipowner as contemplated by the provisions of Section 6.09 of Exhibit 1 to the Indenture, the term "Shipowner" as used in this Agreement shall not include the Secretary.

         "Shipowner Documents" shall mean the Security Agreement, the Mortgage, the Title XI Reserve Fund and Financial Agreement, the Depository Agreement and the Secretary's Note.

         "Shipyard" shall mean AMFELS, Inc.

         "Short Term Construction Period Benchmark Rate" shall mean, as of any date of determination, an interest rate per annum equivalent to either (a) if and so long as the Note is funded by the Primary Lender through its issuance of commercial paper notes, then the Fed AA

Composite Rate calculated by the Federal Reserve Bank for commercial paper with a designated maturity of thirty (30) days as reported on Telerate Access Service (page 120 or the relevant page at the date of determination) or, if such data cease to be available, any publicly available sources of similar market data representing an average rate of AA-rated commercial paper with comparable maturities, at approximately 10:00 a.m. (New York City time) on the date of determination, or (b) if the Note has been funded by the Alternate Lender, then the higher of (i) the Applicable Interest Rate most recently quoted by the Agent or (ii) the rate of interest per annum equal to the arithmetic mean of the offered rates, if any, for deposits in Dollars having a maturity of six months commencing on the second succeeding Business Day and appearing on Telerate Page 3750 or any equivalent successor to the relevant page as of approximately 10:00 a.m. (New York City time) on the date of determination, or, if no such offered rates appear on such Telerate Page 3750, then the rate per annum equal to the arithmetic mean of the rates five selected money center banks were offering to prime banks in the London Interbank Market at or about 11:00 a.m. (London time) on the date of such determination for deposits in Dollars for a six-month period to commence on the second succeeding Business Day.

         "Short Term Post-Construction Period Benchmark Rate" shall mean, as of any date of determination, an interest rate per annum equivalent to either (a) if and so long as the Note is funded by the Primary Lender through its issuance of commercial paper notes, then the Fed AA Composite Rate calculated by the Federal Reserve Bank for commercial paper with a designated maturity of thirty
(30) days as reported on Telerate Access Service (page 120 or the relevant page at the date of determination) or, if such data cease to be available, any publicly available sources of similar market data representing an average rate of AA-rated commercial paper with comparable maturities, at approximately 10:00 a.m. (New York City time) on the date of determination, or (b) if the Note has been funded by the Alternate Lender, then the higher of (i) the Applicable Interest Rate most recently quoted by the Agent or (ii) the rate of interest per annum equal to the arithmetic mean of the offered rates, if any, for deposits in Dollars having a maturity of six months commencing on the second succeeding Business Day and appearing on Telerate Page 3750 or any equivalent successor to the relevant page as of approximately 10:00 a.m. (New York City time) on the date of determination, or, if no such offered rates appear on such Telerate Page 3750, then the rate per annum equal to the arithmetic mean of the rates which five selected money center banks were offering to prime banks in the London Interbank Market at or about 11:00 a.m. (London time) on the date of such determination for deposits in Dollars for a six-month period to commence on the second succeeding Business Day.

         "Stated Maturity" shall mean the date determinable as set forth in the Floating Rate Note as the final date on which the principal of such Note is due and payable.

         "Taxes" shall have the meaning set forth in Section 6.02(a) of this Agreement.

         "Title XI Reserve Fund and Financial Agreement" shall mean that certain Title XI Reserve Fund and Financial Agreement, Contract No. MA-13675, dated as of the Closing Date, executed by the Shipowner and the Secretary, as amended, modified or supplemented in accordance with the applicable provisions thereof.

         "Transaction Documents" shall mean this Agreement, the Floating Rate Note, the Financing Offer and all other instruments, agreements and documents executed and/or delivered by or on behalf of the Shipowner in connection with the foregoing, provided, however, that the term Transaction Documents shall not include the Shipowner Documents.

         "Trigger Event" shall have the meaning set forth in Section 2.05 of this Agreement.

         "United States" shall mean the United States of America.

         "Unpaid Amount" shall have the meaning set forth in Section 4.02(b) of this Agreement.

         "Vessel" shall mean the ultra-premium jack-up drilling rig of the KFELS MOD V "B" design currently under construction pursuant to the construction contract with the Shipyard.

         1.02. Principles of Construction.

         (a) The meanings set forth for defined terms in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined.

         (b) The headings of the Sections in this Agreement are included for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         (c) In the computation of time periods from one specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" shall each mean "to but excluding".

         (d) References to Sections, unless otherwise indicated, shall mean and be references to the corresponding Sections of this Agreement.

         SECTION 2     THE CREDIT FACILITY

         2.01. Amount.

         (a) The Lenders hereby establish the Credit Facility, upon the terms and conditions set forth in this Agreement, in favor of the Shipowner in the maximum aggregate amount of up to Eighty-One Million Dollars ($81,000,000), (as such amount may be reduced pursuant to paragraph (b) below, the "Credit Facility Amount"), to enable the Shipowner to finance the manufacture, construction, fabrication, financing and purchase of the Vessel, Construction Period Interest and Guarantee Fees. The Primary Lender intends but is not obligated to fund Advances through the issuance and sale of commercial paper to investors which is exempt from the registration requirements of the United States Securities Act of 1933, as amended. The Primary Lender may, at its option, elect at any time not to fund any Advances or any portion thereof, in which case the Alternate Lender shall, subject to the terms and conditions provided herein and so long as the Final Advance Date has not occurred, be obligated to fund such Advances or the undisbursed portion thereof, as applicable up to an amount (the "Available Amount") equal to the excess of the Credit Facility Amount over the aggregate cumulative amount of all Advances previously made hereunder.

         (b) The Shipowner has the right, upon not less than ten (10) Business Days' prior written notice to the Facility Agent, to terminate in whole or reduce ratably in part the Credit

Facility Amount; provided, that the Shipowner may in no event reduce the Credit Facility Amount to an amount less than the Outstanding Principal.

         2.02. Availability. Advances under the Credit Facility may, subject only to the conditions set forth in Section 5.02, be made on any Business Day up to and including the Final Advance Date. The "Final Advance Date" shall mean the earliest of (i) the fourth Payment Date, (ii) the date on which the Shipowner has issued Bonds under the Indenture to refinance the Floating Rate Note or
(iii) the date on which the Available Amount has been reduced to zero.

         2.03. Advances and Minimum Amount of Utilizations. From and after the Closing Date and upon satisfaction of the conditions set forth in Section 5.02, advances shall be made from the Primary Lender (or if the Primary Lender fails to make such advances, then from the Alternate Lender through the Facility Agent) to the Shipowner ("Advances") in accordance with Section 3.01. Notwithstanding anything in this Agreement to the contrary, the Shipowner may not request an Advance for an amount (a) less than the smaller of (i) One Million Dollars ($1,000,000) or (ii) the Available Amount.

         2.04. Floating Rate Note; Relationship of Floating Rate Note and the Bonds.

         (a) The Shipowner agrees that to evidence its obligation to repay all Advances made hereunder and to pay interest accrued thereon, it shall issue and deliver to the Facility Agent the Floating Rate Note. Such Floating Rate Note shall (i) be in the form of Exhibit 2A to the Indenture; (ii) bear the Secretary's Guarantee, and (iii) be valid and enforceable as to its principal amount at any time to the extent of the aggregate amounts then disbursed and outstanding thereunder. At its option, and from time to time, the Shipowner may refinance any portion, or all, of the indebtedness under the Floating Rate Note through the issuance of one or more Bonds, provided that, the refinancing by the issuance of a Bond or Bonds does not occur later than the earliest of (i) the fourth Payment Date or, (ii) if after a Trigger Event occurs, fifteen (15) Business Days thereafter, and, provided further that, except in the case of the Trigger Event, each refinancing is in a minimum amount of $5,000,000 and the Shipowner shall have paid any amount payable under Section 4.04(a)(iv) or any other provision hereof in connection therewith.

         (b) The failure of the Shipowner to repay the Floating Rate Note within fifteen (15) Business Days after a Trigger Event pursuant to this Section 2.04, unless waived in writing by the Secretary, shall constitute an Indenture Default without further notice to the Shipowner or the Lenders being required under the Indenture or this Agreement.

         2.05. Trigger Event. If (i) during the Construction Period, the Short Term Construction Period Benchmark Rate shall exceed 13%; (ii) after the Construction Period, the Short Term Post-Construction Period Benchmark Rate shall exceed 10.25%; or (iii) at any time, the Long Term Benchmark Rate shall exceed 8.30% (each individually being referred to herein as a "Trigger Event"), the Shipowner shall, without prior notice or demand from the Secretary, repay the Floating Rate Note in full through the issuance of a Bond or Bonds and the Floating Rate Note shall be mandatorily prepayable in accordance with Section
4.03 within fifteen (15) Business Days of the Trigger Event.

         2.06. Liquidation Fee. If any of the Outstanding Principal is paid on any date other than an Interest Payment Date or if an Interest Period, pursuant to the proviso contained in the definition thereof, ends on any date which is not an Interest Payment Date, then the Shipowner shall pay to the Facility Agent, for the benefit of the Primary Lender, the Liquidation Fee, if any, owed on account of such termination. In addition, if the Commencement Date occurs on a date which is not otherwise an Interest Payment Date, then the Shipowner shall pay to the Facility Agent, for the benefit of the Primary Lender, the Liquidation Fee, if any, owed on account of such change in Interest Payment Dates. Any such Liquidation Fee shall be due and payable on demand.

         2.07. Cancellation. The Shipowner may cancel at any time all or any part of the Available Amount of the Credit Facility, provided that (i) thirty
(30) days' prior irrevocable written notice is given to the Facility Agent, the Indenture Trustee, and the Secretary and (ii) the Shipowner shall have paid to the Lenders any commitment fees accrued and unpaid under Section 6.01 and all other amounts due and payable under this Agreement and the Floating Rate Note as of the proposed date of cancellation. In the absence of an Indenture Default, the Lenders shall not for any reason cancel at any time any part of the Available Amount of the Credit Facility.

         SECTION 3     MAKING OF ADVANCES

         3.01. Borrowing Procedures. Upon the Facility Agent's receipt of a Certificate Authorizing Advance at least five (5) Business Days prior to the proposed advance date setting forth the proposed amount of such Advance, the Primary Lender may, and if the Primary Lender elects not to, the Alternate Lender shall, disburse funds to the Shipowner in accordance with the terms of such request and subject to the terms of this Agreement; provided that, if the Certificate Authorizing Advance does not specify an Advance Date, then the Advance Date shall be the fifth Business Day (or such earlier or later Business Day as is requested by the Shipowner and is acceptable to the Facility Agent and the applicable Lender) following the Facility Agent's receipt of such Certificate Authorizing Advance. Promptly following each Advance, the Facility Agent shall transmit to the Indenture Trustee written confirmation that the Advance was made and the amount thereof, together with a copy of the related Certificate Authorizing Advance and a copy of Exhibit A to the Floating Rate Note, updated to reflect such Advance and other information described in such Exhibit A.

         SECTION 4     TERMS OF THE CREDIT FACILITY

         4.01. Principal Repayment. The Shipowner shall repay the Outstanding Principal in three successive semi-annual installments of $2,250,000, commencing on the first Payment Date, with each such installment to be payable on a Payment Date and a payment of the remaining Outstanding Principal payable on the earlier of the date on which the Shipowner has issued Bonds under the Indenture to refinance the Floating Rate Note or the fourth Payment Date.

         4.02. Interest Payment.

(a) On each Interest Payment Date, the Shipowner shall pay to the Indenture Trustee for the benefit of the Lenders, interest on the Outstanding Principal, calculated at an interest rate per annum equal to the Applicable Interest Rate therefor, as determined for each successive Interest Period. The Indenture Trustee will calculate the Applicable Interest Rate based on information provided (i) by the Administrative Agent to the Facility Agent if the Primary Lender is the Lender, or (ii) by the Facility Agent if the Alternate Lender is the Lender. From time to time, the Administrative Agent or Facility Agent will confirm the Primary Lender's weighted average cost of Commercial Paper for the relevant Interest Period, CP Rate, LIBOR, the Federal Funds Rate and the Applicable Interest Rate to the Indenture Trustee. In the event that the Primary Lender funds any Advances under the Credit Facility and subsequently assigns the outstanding amounts thereof to the Alternate Lender or another party, the interest rate on the Advances so assigned shall be determined pursuant to clause (a) of the definition of "Applicable Interest Rate" for the period prior to the effective date of such assignment and pursuant to clause (b) of such definition for all periods after such date. Interest on the Advances shall be paid on each Interest Payment Date.

         (b) The Shipowner shall pay to the Facility Agent for the benefit of the Person entitled to any Unpaid Amount, on demand, interest on such Unpaid Amount (to the extent permitted by applicable law) for each Post Maturity Period at an interest rate per annum (the "Post-Maturity Interest Rate") equal to two percent (2%) above the interest rate otherwise then applicable under Section 4.02(a); provided, that if such Unpaid Amount consists of principal on the Floating Rate Note as to which Guaranteed Interest continues to accrue, the Post-Maturity Interest Rate on such Unpaid Amount shall be limited to the incremental amount of additional interest required to be paid under this Section 4.02(b) and shall equal two percent (2.0%) per annum. In the absence of an Indenture Default, any interest which shall have accrued under this Section 4.02(b) in respect of an Unpaid Amount shall be due and payable and shall be paid by the Shipowner on demand on such dates as the Person to whom such Unpaid Amount is owed may specify by written notice to the Shipowner, or if there is an Indenture Default, any interest which shall have accrued under this Section 4.02(b) in respect of an Unpaid Amount shall be due and payable immediately and shall be paid by the Shipowner without demand and any payment by, or on behalf of, the Shipowner hereunder shall be governed by Section 7.02 and the provisions of the last paragraph of Section 9.01.

         As used herein, "Unpaid Amount" means a portion of principal, accrued interest, fees or other amounts owing to either Agent or any Lender under this Agreement or the Floating Rate Note which is not paid in full when and as due and payable, whether at Stated Maturity, by acceleration or otherwise, or any sum due and payable by the Shipowner to either Agent or any Lender under any judgment of any court or arbitral tribunal in connection with this Agreement which is not paid on the date of such judgment. "Post Maturity Period" shall mean with respect to the period from the date an Unpaid Amount was due until such amount shall have been paid in full, each successive period, the first of which shall start on the date such Unpaid Amount was due (or the date of any such judgment or arbitral award, if earlier) and each other of which shall start on the last day of the preceding period, and the duration of each of which shall be one day, or if LIBOR applies, then from and including the Quotation Date for such Post Maturity Period to but excluding the next Quotation Date or such other duration selected by the Person to whom such Unpaid Amount is due, provided, however, that in the case of any Accelerated Repayment, the first such Post Maturity Period applicable thereto shall be of a duration equal to the unexpired portion of its then applicable Interest Period; and provided, further, that in the case of Post Maturity Periods of one day, interest which accrues during such Post Maturity Period shall not begin to bear interest unless and until it remains unpaid at the end of the then applicable Interest Period. "Accelerated Repayment" shall mean any part of the principal of the Floating Rate Note which became due and payable on a day other than its Payment Date. "Quotation Date" in relation to any Post Maturity Period means the day on which quotations would ordinarily be given by Citibank, N.A. in the London interbank market for dollar deposits for delivery on the first day of that period, provided, however, that if, for any such Post Maturity Period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

         4.03. Prepayment.

         (a) The Shipowner may from time to time prepay all or part of the Outstanding Principal evidenced by the Floating Rate Note, provided that: (i) any partial prepayment shall be in a minimum principal amount of One Million Dollars ($1,000,000,) unless otherwise required by the Indenture; (ii) the Shipowner shall have given the Facility Agent and the Indenture Trustee prior written notice of the prepayment (which notice shall be given not less than five
(5) days nor more than sixty (60) days prior to the date of prepayment); (iii) the Shipowner shall have paid in full all amounts due under this Agreement as of the date of such prepayment, including, without limitation, interest which has accrued to the date of prepayment on the amount prepaid and all other amounts payable hereunder relating to the prepayment; (iv) any amount prepaid hereunder may not be reborrowed; and (v) if the Primary Lender shall have funded the Advance, pursuant to Section 2.01, which is to be prepaid, then Shipowner shall pay to the Facility Agent, for the benefit of the Primary Lender, on demand, the Liquidation Fee, if any, owed on account of such prepayment.

         (b) The Floating Rate Note shall be mandatorily prepayable under the circumstances and at the times set forth in the Indenture. Without limiting the foregoing, (i) the Shipowner shall, upon issuance of any Bonds, prepay the Outstanding Principal of the Floating Rate Note in full and (ii) if a Trigger Event has occurred, or if a Mandatory Note Redemption Date has otherwise occurred under the Indenture, then the Outstanding Principal of the Floating Rate Note shall be due and payable in full on such Mandatory Note Redemption Date. Any amounts so prepaid or repaid may not be reborrowed and each such mandatory prepayment shall be accompanied by all interest which has accrued to the date of prepayment on the amount prepaid, any Liquidation Fees payable on account of such prepayment and any compensation owing to the Lenders on account of such prepayment under Section 4.04.

         (c) Upon delivery to the Shipowner and the Secretary of the instrument satisfying and discharging the Indenture contemplated by Section 12.01 of the
Exhibit 1 to the Indenture, all of the Shipowner's indebtedness, liabilities and obligations under this Agreement (including, without limitation, any payment obligations under the Financing Offer incorporated into Section 6.01 of this Agreement) shall become immediately due and payable without demand upon, or notice to, the Shipowner.

         (d) Notwithstanding any other provision to the contrary herein, the Shipowner or the Secretary (after the Secretary's assumption of the Floating Rate Note pursuant to Section 6.09 of Exhibit 1 to the Indenture) may from time to time prepay all or part of the principal amount of the Floating Rate Note without any prepayment penalty or premium in accordance with Article

III of Exhibit 1 to the Indenture except that the Shipowner (but not the Secretary) may be obligated as a result of such prepayment to make any payments provided for under Section 4.03(a) above or Section 4.04 below.

         4.04. Recapture.

         (a) The Shipowner shall pay to the Facility Agent for the benefit of the applicable Lender, within five (5) Business Days after a written request of such Lender, such amounts as shall be sufficient (in the reasonable judgment of such Lender) to compensate such Lender for any loss, expense or liability (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or redeployment of deposits from third parties or in connection with obtaining funds to make or maintain any Advance) which such Lender reasonably determines is attributable to:

               (i) any failure to make scheduled payments on a Payment Date or any payment due in connection with any Redemption; or

               (ii) any failure by the Shipowner to borrow any Advance for which a Certificate Authorizing Advance has been issued; or

               (iii) any revocation of a notice of prepayment given pursuant to
         Section 4.03(a); or

               (iv) subject to Section 4.03(d), any prepayment of the Floating Rate Note (including, without limitation, due to the issuance of any Bonds) to the extent that (i) such Floating Rate Note (or the portion so prepaid) is being funded by the Alternate Lender and (ii) such prepayment is other than on an Interest Payment Date.

Any such written request shall set forth in reasonable detail the basis of the calculation of such loss, expense or liability.

         (b) Without prejudice to any other provision hereof (and at the Shipowner's expense), the Facility Agent and the Alternate Lender shall use such reasonable efforts as each shall determine in its sole discretion to minimize any loss, expense or liability under this Section 4.04; provided that neither the Facility Agent nor any Lender shall be obligated to take any actions under this Section 4.04(b) if the Facility Agent or such Lender has determined, in its sole discretion, that such actions would cause it to incur any material costs or expenses or would otherwise be disadvantageous to it in any material respect, provided, further that nothing in the foregoing proviso shall relieve the Alternate Lender of its commitment to fund all Advances hereunder.

         4.05. Limit of United States Guarantee. The Guarantee of the United States extends only to the principal and interest owed under the Floating Rate Note and only to the extent specified therein.

         SECTION 5     CONDITIONS PRECEDENT

         5.01. Conditions Precedent to Lender's Obligations Under this Agreement. The obligations of the Lenders under this Agreement shall be subject to the delivery to the Facility Agent of the documents indicated below on or before the Closing Date: -

               (i) Agreement and the Floating Rate Note. This Agreement fully executed by the parties hereto in form and substance satisfactory to the Agents and the Lenders, which shall be in full force and effect and the Floating Rate Note fully executed by the Shipowner, with the Guarantee thereon endorsed by, or on behalf of, the United States.

               (ii) Existence. Certificates of Formation and Certificates of good standing issued by the Secretary of State of Delaware for the Shipowner, evidencing the full power, authority and legal right of the Shipowner to own its property and to carry on its business as now conducted, together with a certified copy of the Shipowner's limited liability company agreement.

               (iii) Authority. Certificates of director's resolutions or other evidence in form and substance satisfactory to the Agents of the authority of the Shipowner to execute, deliver, perform and observe the terms and conditions of this Agreement, the Floating Rate Note and the Indenture and evidence of authority (including specimen signatures) for each Person who, on behalf of the Shipowner signed this Agreement, the Floating Rate Note and/or the Indenture, as applicable, or will otherwise act as representatives of the Shipowner in the operation of the Credit Facility.

               (iv) Governmental and Other Authorizations. Copies, certified as true copies by duly authorized officers of the Shipowner, of each consent, license, authorization or approval of, and exemption by, any Governmental Authority and any governmental authorities within the United States or elsewhere (except for consents, licenses, authorizations, approvals or exemptions required in the ordinary course of business from governmental authorities in connection with the operation of the Vessel), which are necessary or advisable (i) for the execution, delivery, performance and observance by the Shipowner of this Agreement, the Floating Rate Note and the Indenture and (ii) for the validity, binding effect and enforceability of this Agreement, the Floating Rate Note and the Indenture as against the Shipowner or, if no such consent, license, authorization, approval or exemption is necessary, a written certification from the Shipowner to such effect.

               (v) Legal Opinions. (1) Opinion of legal counsel for the Shipowner concerning this Agreement, the Floating Rate Note and the Indenture and (2) Opinion of the Chief Counsel of the Maritime Administration dated the Closing Date, signed by or on behalf of such Chief Counsel, addressed to the Agents and the Lenders to the effect that the Guarantees and the Authorization Agreement have been duly authorized, executed and delivered by the United States of America, and constitute legal, valid and binding obligations of the United States of America enforceable in accordance with their respective terms.

               (vi) Guarantee Commitment. A copy of the fully executed Guarantee Commitment, which shall be in full force and effect until completion of the Closing.

               (vii) Authorization Agreement. The fully executed Authorization Agreement, which shall be in full force and effect.

               (viii) Indenture. The fully executed Indenture which shall be in full force and effect.

               (ix) No Proceedings Letter. A letter from the Secretary in the form of Exhibit B hereto agreeing to be bound by the covenants set forth in Section 11.10 hereof regarding the filing of certain proceedings against the Primary Lender.

               (x) Fees and Expenses. All "Up-Front Fees" described in the Financing Offer and all accrued fees and out-of-pocket expenses due and payable to the Facility Agent or its counsel in accordance with the terms of the Financing Offer shall have been fully paid or provisions satisfactory to the Facility Agent shall have been made for payment of such amounts concurrently with the making of the initial Advance.

               (xi) No Restrictions. No law, regulation, ruling or other action of any Governmental Authority shall be in effect or shall have occurred, the effect of which would be to restrain, prevent or otherwise impose any materially adverse conditions on any party's ability to fulfill its obligations under this Agreement.

         5.02. Conditions Precedent to Each Advance Under this Agreement. Notwithstanding any other provision of this Agreement, the agreement of the Primary Lender to fund any Advance under this Agreement and any obligations of the Alternate Lender to fund any Advances under this Agreement (including in each case the initial Advance) shall be subject only to the following condition precedent being satisfied as of the related Advance Date:

         (a) Certificate Authorizing Advance The Facility Agent shall have received from the Secretary a Certificate Authorizing Advance on which certificate the Lenders and the Agents may conclusively rely.

         SECTION 6     FEES AND EXPENSES

         6.01. Fees. The Shipowner shall pay or cause to be paid: (i), on the Closing Date, to the Primary Lender Agent, the "Up-Front Fee" in the amount described in the Financing Offer; (ii) quarterly in arrears, with the first quarterly payment to be made on the last day of the quarter in which the date of this Agreement falls, and on the date the Floating Rate Note is repaid in full, to the Facility Agent for the benefit of the Alternate Lender, the Commitment Fee at the rate described in the Financing Offer based on the average daily Available Amount outstanding during the Interest Period then ending and calculated on the basis of a 360 day year and actual days elapsed; and (iii) to the Person entitled thereto such other fees, expenses and other amounts as are set forth in the Financing Offer in each case when and as due in accordance with the terms thereof, which payment terms are incorporated herein by this reference.

         6.02. Taxes.

         (a) The Shipowner agrees to pay all amounts owing by it under this Agreement or the Floating Rate Note free and clear of and without deduction for any and all present and future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding in the case of any Lender, taxes imposed on its income and franchise taxes imposed on it in lieu of income taxes and property by either (i) the jurisdiction under the laws of which the Lender is organized or any political subdivision thereof, or (ii) the jurisdiction of the Lender's applicable lending office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). In addition, the Shipowner agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Floating Rate Note or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or the Floating Rate Note (hereinafter referred to as "Other Taxes").

         (b) The Shipowner further agrees:

               (i) that, if the Shipowner is prevented by operation of law from paying any such Taxes or Other Taxes, or if any such Taxes or Other Taxes are required to be deducted or withheld from any amount otherwise payable by the Shipowner to either Agent or any Lender under this Agreement or the Floating Rate Note, then the Shipowner will pay to such Agent or such Lender, as applicable, an additional amount sufficient to enable such Person to receive the same amount that it would have received on an after-tax basis if such Taxes or Other Taxes had been payable or if such deduction or withholding had not been required;

               (ii) that the Shipowner shall, at the request of the affected Lender or either Agent, execute and deliver to such Lender such further instruments as may be necessary or desirable to effect the payment of the increased amounts as provided for in subsection (i) above, provided, however, that the Shipowner may not amend the Floating Rate Note without the prior written consent of the Secretary;

               (iii) that the Shipowner shall hold the Agents and the Lenders harmless from and against the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 6.02) and any and all liabilities (including, without limitation, penalties, interest and expenses) arising from, or with respect to, any Taxes or Other Taxes (whether or not properly or legally asserted) and whether paid, or payable, by the Shipowner, either Agent, any Lender or any other Person;

               (iv) that, at the request of the Facility Agent, the Shipowner shall provide the Facility Agent within the later of thirty (30) calendar days after such request or thirty (30) calendar days after the payment of such Taxes or Other Taxes, a document evidencing the payment of such Taxes or Other Taxes by the Shipowner; and

               (v) that each payment under this Section 6.02 shall be made within thirty (30) Business Days from the date the Facility Agent makes written demand therefor. Each demand for payment by the Facility Agent under this Section 6.02(b)(v) for amounts paid or incurred by a Lender or Agent shall be accompanied by a certificate (with accompanying documentation supporting the demand) showing in reasonable detail the basis for and the calculation of the amounts demanded, which certificate, in the absence of manifest error, shall be conclusive and binding for all purposes.

         (c) Each Lender which is organized under the laws of a jurisdiction other than the United States or any state therein shall, prior to the date such Lender becomes a party hereto, furnish to the Facility Agent and the Shipowner, such properly completed and duly signed forms and/or certificates as may be necessary or advisable under United States law to claim any reduction of or exemption from any Taxes or Other Taxes which the Shipowner may be required to withhold from any payments owed under this Agreement or the Floating Rate Note or with respect to which the Shipowner may be required to provide indemnification under this Section 6.02. If any such Lender which is organized under the laws of a jurisdiction other than the United States or any state therein fails to furnish such forms and, as a result thereof, the Borrower is required to pay withholding Taxes for the account of such Lender then, notwithstanding the first sentence of Section 6.02(a), the Borrower shall be permitted to withhold such Taxes from any amounts paid to such Lender under this Agreement or the Floating Rate Note.

         (d) Notwithstanding anything to the contrary contained herein, the agreements in this Section 6.02 shall survive the termination of this Agreement and the payment of the Floating Rate Note and all other amounts due hereunder.

         6.03. Expenses. The Shipowner agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, or reimburse the Agents and the Lenders promptly upon demand for the payment of all reasonable and duly documented costs and expenses arising in connection with the preparation, printing, execution, delivery, registration, implementation, amendment, modification of or waiver or consent under this Agreement, the Floating Rate Note, the Indenture and the Financing Offer, including, without limitation, the reasonable and duly documented out-of-pocket expenses of the Agents and the Lenders (incurred in respect of telecommunications, mail or courier service, travel and the like), and the fees and expenses of counsel for the Agents and the Lenders. The Shipowner shall also pay all of the costs and expenses (including, without limitation, the fees and expenses of counsel) incurred by or charged to the Agents and the Lenders in connection with the enforcement of this Agreement, the Floating Rate Note, the Indenture or the Financing Offer or the protection or preservation of any right or claim of the Facility Agent or any Lender arising out of this Agreement, the Floating Rate Note, the Indenture or the Financing Offer.

         6.04. Additional or Increased Costs.

         (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to a Lender of agreeing to make or making, funding or maintaining the

Advances or the Credit Facility, then the Shipowner shall from time to time, upon demand by a Lender, pay to such Lender additional amounts sufficient to compensate such Lender for such increased cost.

         (b) If a Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender, the Shipowner shall immediately pay to the Facility Agent, for the benefit of such Lender, from time to time as specified by the Facility Agent, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of its commitment to lend hereunder.

         (c) Each demand for payment by the Facility Agent under this Section
6.04 shall be accompanied by a certificate showing in reasonable detail the basis for the calculation of the amounts demanded, which certificate, in the absence of manifest error, shall be conclusive and binding for all purposes.

         (d) Notwithstanding anything to the contrary contained herein, the agreements in this Section 6.04 shall survive the termination of this Agreement and the payment of the Floating Rate Note and all other amounts due hereunder.

         (e) Each Lender shall take such reasonable steps as it shall determine to minimize amounts demanded under this Section 6.04; provided that no Lender shall be obligated to take any actions under this Section 6.04 if such Lender has determined, that such actions would cause it to incur any material costs or expenses or would otherwise be disadvantageous to it in any material respect. In the event that a Lender transfers the booking office of the Credit Facility or the Floating Rate Note to minimize amounts demanded under this Section 6.04, any costs and expenses incurred in such transfer shall be paid by the Shipowner on demand by such Lender.

         (f) The Facility Agent on behalf of each Lender shall notify the Shipowner of any event occurring after the date of this Agreement which entitles such Lender to compensation pursuant to this Section 6.04, as promptly as practicable, and in any event within ninety (90) days after it has knowledge of such event and has determined that a request for compensation hereunder shall be made. The Shipowner shall not be obligated to reimburse any Lender for any loss or cost incurred more than ninety (90) days prior to delivery of notice to the Shipowner by the Lender requesting compensation under this Section 6.04.

         SECTION 7     PAYMENTS

         7.01. Method of Payment.

         (a) (i) All payments to be made by the Shipowner under this Agreement and the Floating Rate Note shall be made without set-off or counterclaim in Dollars in immediately available and freely transferable funds no later than 11:00 A.M. (New York City time) on the date on which due. Except as provided in Section 7.01(a)(ii), all payments to be made by the Shipowner or the Agents hereunder shall be made to
(A) the Primary Lender (for the account of Govco Incorporated, its successors and assigns), (B) the Alternate Lender (for the account of Citibank, N.A., its successors and assigns), (C) the Facility Agent (for the account of Citibank International plc, its successors and assigns), (D) the Administrative Agent (for the account of Citicorp North America, Inc., its successors and assigns), or (E) any other Lender (for the account of such Lender, its successors and assigns), in each case to the Facility Agent (for the account of Citibank International plc, its successors and assigns) at Citibank, N.A., 399 Park Avenue, New York, New York 10043, DDA. Account No. 10963054, Attn: Loans Agency. Re Chiles Galileo LLC. Upon receipt thereof by the Facility Agent, the Facility Agent shall forthwith forward such funds to the party entitled thereto pursuant to the written instructions provided by such party to the Facility Agent in accordance with Section 11.02 and (ii) the Shipowner shall pay the principal and the Applicable Interest Rate on the Floating Rate Note to the Indenture Trustee and all other amounts due under this Agreement directly to the Person entitled thereto, in each case, by wire transfer in same day and immediately available and freely transferable funds. Wire transfer instructions shall be provided to the Shipowner. Until further notice, wire instructions for the Indenture Trustee are as follows:

                         Beneficiary Name: US Bank Trust
                         Reference to Beneficiary: 47300414
                         Obl: Attn: Julie Eddington
                         Reference: Chiles

         (b) Except as otherwise provided herein, whenever any payment would otherwise fall due on a day which is not a Business Day, the due date for payment shall be the immediately succeeding Business Day, and interest and fees shall be computed in accordance with Section 11.01.

         (c) Whenever a sum is required to be paid to the Facility Agent under this Agreement for the account of another Person, the Facility Agent shall not be obligated to make such sum available to such other Person unless and until the Facility Agent shall have established to its satisfaction that it has actually received payment of such sum. Notwithstanding the foregoing, unless it has received actual notice to the contrary, the Facility Agent may (but shall not be obligated to) assume on the date of any Advance or any other payment required to be made by any Lender hereunder that such Lender has made available to the Facility Agent such Advance or other payment and the Facility Agent may (but shall not be required to) make available to the Shipowner on such date a corresponding amount in reliance upon such assumption. Additionally, the Facility Agent may (but shall not be obligated to) assume on the date of any payment required to be made by the Shipowner hereunder that the Shipowner has made available to the Facility Agent such payment and the Facility Agent may (but shall not be required to) make available to the Lenders on such date a corresponding amount in reliance upon such assumption. If and to the extent that either (i) the Lender shall not in fact have made such Advance or other payment available to the Facility Agent and the Facility Agent has made available a corresponding amount to the Shipowner in reliance on the above-described assumptions or (ii) the Shipowner has not in fact made such payment and the Facility Agent has made available a corresponding amount to the Lender in reliance on the above-described assumptions, then, in either such case, such Lender agrees to repay to the Facility Agent forthwith on demand such corresponding amount together with an amount sufficient to indemnify the Facility Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum prior to receipt thereof.

         7.02. Application of Payments; Subordination of Lenders' Rights. In the absence of an Indenture Default, the Agents and the Lenders shall apply payments received by it under this Agreement and the Floating Rate Note (whether at Stated Maturity, by reason of acceleration, prepayment or otherwise), in the following order of priority: (i) Guaranteed Interest; (ii) installments of principal due under the Floating Rate Note; (iii) interest due other than the amount described in clause (i) above; (iv) all amounts due under Section 6.01; and (v) all other amounts due under this Agreement and not otherwise provided for in this Section 7.02. Upon the occurrence of an Indenture Default, the Lender shall hold any payments it receives after an Indenture Default from, or on behalf of, the Shipowner under this Agreement (including payments under Section 6.01 and payments in respect of any claims pertaining to this Agreement, including, without limitation, claims for fraud, misrepresentation, misappropriation of funds or willful misconduct) and any related agreement (excluding payments received from the Secretary to pay Guaranteed Interest on or principal of the Floating Rate Note) and shall promptly deliver such payments to the Secretary (without deduction for any setoff or counterclaim of either Agent or any Lender) if the Secretary has been required to honor the Guarantee. All such amounts received during an Indenture Default and delivered to the Secretary in accordance with the preceding sentence shall be applied first to pay, satisfy and discharge all amounts owed by the Shipowner to the Secretary under the Secretary's Note and the Mortgage and then, if any remain, to pay, satisfy and discharge any and all amounts owed to the Agents and the Lenders.

         SECTION 8     REPRESENTATIONS AND WARRANTIES BY THE SHIPOWNER

         8.01. Representations and Warranties. The Shipowner represents and warrants to the Lender that, as of the Closing Date:

         (a) Existence and Authority. The Shipowner is duly organized, validly existing and in good standing under the laws of the State of Delaware, has been duly qualified to do business in, and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires it to be so qualified, except where failure to be so qualified would not result in a material adverse effect on the Shipowner's business, financial condition, prospects, operations or its ability to repay the Advances, and has full power, authority and legal right to own its properties and conduct its business as it is presently now conducted.

         The Shipowner has full power, authority and legal right (i) to execute and deliver this Agreement, the Floating Rate Note and the Indenture, (ii) to perform and observe the terms and provisions of each of said documents to be performed or observed by it, (iii) to consummate the transactions contemplated thereby and (iv) to own its properties (including, without limitation, the Vessel) and to conduct its business as presently conducted and as proposed to be conducted.

         (b) Government and Other Authorizations. All consents, licenses, authorizations and approvals of, filings with, and exemptions by, any Governmental Authority and any other Persons that are necessary or advisable:
(i) for the execution, delivery, performance and observance by the Shipowner of this Agreement, the Floating Rate Note, the Indenture and any other Transaction Documents to which it is a party and (ii) for the validity, binding effect and enforceability as against the Shipowner of this Agreement, the Floating Rate Note, the Indenture and the other Transaction Documents to which it is a party have been obtained and are in full force and effect. Neither the Indenture nor the Floating Rate Note is required to be qualified under the Trust Indenture Act of 1939 or otherwise to be registered under any securities laws.

         (c) Restrictions. The execution, delivery and performance or observance by the Shipowner of the terms of, and consummation of the transactions contemplated by, this Agreement, the Floating Rate Note, the Indenture and the other Transaction Documents to which the Shipowner is a party do not and will not conflict with or result in a breach or violation of: (i) its limited liability company agreement; (ii) any applicable federal or state law of the United States, or any other ordinance, decree, constitutional provision, regulation or other requirement of any Governmental Authority (including, without limitation, any restriction on interest that may be paid by the Shipowner); or (iii) any order, writ, injunction, judgment or decree of any court or other tribunal binding or otherwise with jurisdiction over the Shipowner. Further, the execution, delivery and performance or observance of the terms of, and consummation by the Shipowner of the transactions contemplated by this Agreement, the Floating Rate Note, the Indenture and the other Transaction Documents to which it is a party do not and will not conflict with or result in a breach of any agreement or instrument to which the Shipowner is a party, or by which it or any of its revenues, properties or assets may be subject, or result in the creation or imposition of any Lien upon any of the revenues, properties or assets of the Shipowner pursuant to any such agreement or instrument (other than the Liens created by the Shipowner Documents).

         (d) Binding Effect. This Agreement, the Indenture, the Floating Rate Note and any other Transaction Documents to which it is a party have been duly executed and delivered by the Shipowner. Each of this Agreement, the Floating Rate Note, the Indenture and such other Transaction Documents constitutes a direct, general and unconditional obligation of the Shipowner which is legal, valid and binding upon it and enforceable against it in accordance with its respective terms, except as limited by bankruptcy, fraudulent transfer, insolvency or other similar laws affecting the enforcement of creditors' rights generally. All obligations evidenced by the Floating Rate Note will be entitled to the benefits of the Guarantees and the Authorization Agreement.

         (e) Legal Proceedings. No legal proceedings are pending or, to the best of the Shipowner's knowledge, threatened before any court, arbitrator, or governmental agency which might: (i) materially and adversely affect the Shipowner's condition (financial or otherwise), business, prospects or operations; (ii) restrain or enjoin or have the effect of restraining or enjoining the performance or observance by the Shipowner of the terms and conditions of any of this Agreement, the Indenture, the Floating Rate Note or any other Transaction Documents; or (iii) in any other manner question the validity, binding effect or enforceability against the Shipowner of any of this Agreement, the Indenture, the Floating Rate Note or any other Transaction Documents.

         (f) Use of the Vessel. The Vessel will be used for lawful purposes.

         (g) No Taxes. There is no Tax imposed on or in connection with (i) the execution or delivery of this Agreement, the Indenture, the Financing Offer, the Floating Rate Note or the other Transaction Documents or (ii) the enforcement of this Agreement, the Indenture, the Financing Offer, the Floating Rate Note or the other Transaction Documents; provided that no representation is made as to any withholding of payments for Taxes as to any Lender organized under the laws of a jurisdiction other than the United States or any state therein and which does not provide the forms or certificates contemplated by Section 6.02(c).

         (h) Chiles Offshore's Financial Statements. Chiles Offshore's Financial Statements present fairly the consolidated financial condition of Chiles Offshore and its consolidated subsidiaries at the date of such statements and the results of consolidated operations for such fiscal year. Chiles Offshore's Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States consistently applied. Except as fully reflected in such Financial Statements, there are no liabilities or obligations with respect to Chiles Offshore, the Shipowner or any other subsidiary of Chiles Offshore of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) for the period to which Chiles Offshore's Financial Statements relate that, either individually or in the aggregate, would be material to the Shipowner. "Chiles Offshore's Financial Statements" shall mean the consolidated year-end financial statements of Chiles Offshore and its subsidiaries furnished to the Facility Agent prior to the date of this Agreement.

         (i) Defaults. No Event of Default has occurred and is continuing and no event or circumstance has occurred and is continuing which with the passage of time, the giving of notice or both would constitute an Event of Default.

         8.02. Covenants of the Shipowner. The Shipowner covenants that until all amounts owing under this Agreement and the Floating Rate Note have been paid in full, the Shipowner will, unless the Agents and the Lenders shall have consented in writing:

         (a) Compliance with Agreements and Applicable Laws. The Shipowner shall perform each of its obligations under this Agreement and the other Transaction Documents and comply with all federal, state and local laws and regulations applicable to it, including those relating to labor matters and environmental laws, the payment of taxes and other liabilities and the filing of tax returns with respect thereto.

         (b) Maintenance of Existence and Conduct of Business. The Shipowner shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a limited liability company and its rights, licenses, permits, charters, franchises and registrations and (ii) continue to conduct its business substantially as now conducted or as otherwise contemplated to be conducted.

         (c) Use of Proceeds. The Shipowner shall use the proceeds from each Advance solely to finance the actual cost of the Vessel, including the Construction Period Interest and the Guarantee Fees, and shall use the proceeds from the issuance of any Bond to repay in full amounts owed under the Floating Rate Note. No proceeds of any Advance will be used to purchase or carry any "margin stock" (as such term is defined in applicable regulations of the Board of Governors of the Federal Reserve System as in effect from time to time) or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         (d) Books and Records; Access. The Shipowner shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Shipowner in accordance with generally accepted accounting principles, and shall permit the Facility Agent or any Affiliate thereof to make or cause to be made inspections and audits of any such books, records and papers and to make extracts therefrom and copies thereof from time to time as required in order to assure that the Shipowner will be in compliance with its obligations under this Agreement and the other Transaction Documents.

         (e) Notice of Defaults. The Shipowner shall promptly, but in no event later than five (5) Business Days after a responsible officer obtains actual knowledge of the occurrence of an Indenture Default or an Event of Default (or event which, with giving of notice or the passage of time, would constitute an Indenture Default or Event of Default), notify the Facility Agent and the Indenture Trustee of any such event and forward to the Facility Agent a copy of any report of such event required by the Transaction Documents.

         (f) Financial Reports. Beginning with the fiscal year in which this Agreement is executed and continuing until all amounts owing under this Agreement and the Floating Rate Note have been paid in full, the Shipowner shall cause Chiles Offshore to, concurrently with delivery to the Secretary, furnish to the Facility Agent a copy of all financial reports furnished to the Secretary pursuant to the Title XI Reserve Fund and Financial Agreement.

         (g) Litigation; Material Events. The Shipowner shall promptly, but in no event later than five (5) Business Days after a responsible officer obtains actual knowledge thereof, notify the Facility Agent of the occurrence of any legal proceedings of the sort described in Section 8.01(e) and of any other legal proceedings or other event which might be reasonably likely to have a material adverse effect on the Shipowner's condition (financial or otherwise), business or operations or its ability to perform its obligations under Transaction Documents to which the Shipowner is a party.

         (h) Other Acts. From time to time, with the prior written consent of the Secretary, the Shipowner shall do and perform any and all acts and execute any and all documents as may be necessary or as reasonably requested by the Facility Agent or the Indenture Trustee in order to effect the purposes of this Agreement and to protect the interests of the Lenders in the Floating Rate Note and the interests of the Lenders in the Guarantee.

         (i) Successors. The Shipowner shall require that any successor to all or substantially all of its business as a result of any merger or consolidation with any other entity; dissolution or termination of legal existence; sale, lease, transfer or other disposal of any substantial part of its properties or any of its properties essential to the conduct of its business or operations, as now or hereafter conducted; any change in control; any agreement to do any of, or any combination of, the foregoing, to assume all of the Shipowner's indebtedness, liabilities and obligations under this Agreement and the Floating Rate Note pursuant to documentation in form and substance satisfactory to the Agents, the Lenders, and the Secretary.

         (j) Continuing Accuracy of Representation and Warranties. The Shipowner shall promptly notify the Facility Agent if at any time any representation or warranty contained in Section 8.01 of this Agreement shall no longer be true or accurate, provided, however, the accuracy of any representation or warranty subsequent to the Closing Date, or the giving of a notice hereunder, shall have no effect whatsoever on the continued effect of each and every provision of this Agreement, including, but not limited to, the obligation of the Primary Lender and the Alternate Lender to extend Advances in accordance with Section 5.02 of this Agreement.

         (k) Mandatory Redemption. In the event that the Floating Rate Note is required to be redeemed pursuant to paragraph (b)(2) of Article Third of the Indenture (without giving effect to any amendments after the date hereof), then the Shipowner shall, at its expense, unless the Secretary has waived in writing the requirement that the Floating Rate Note be redeemed on such Mandatory Note Redemption Date, undertake all actions required on its part on or prior to the Mandatory Note Redemption Date to redeem the Outstanding Principal (and, if applicable, the Guaranteed Interest) of the Floating Rate Note in full or otherwise redeem the Floating Rate Note in full. Without limiting the foregoing, unless the Shipowner has access to immediately available funds with which to redeem in full the Outstanding Principal (and, if applicable, the Guaranteed Interest) of the Floating Rate Note, the Shipowner shall (i) cooperate with the Agents, the Alternate Lender and Salomon Smith Barney Inc. (or any Affiliate thereof which agrees to underwrite Bonds in order to refinance the Floating Rate
Note) in the preparation of a prospectus or placement memorandum relating to such Bonds, (ii) provide Salomon Smith Barney Inc. (or any such other Affiliate thereof which agrees to underwrite the Bonds) with access to its officers and agents in connection with the issuance of such Bonds, (iii) provide such information and shall undertake such other actions as may be reasonably requested by the Agents, the Alternate Lender and/or Salomon Smith Barney Inc. (and/or any such other Affiliate thereof which agrees to underwrite the Bonds) in order to ensure a timely issuance of Bonds and (iv) unless the Secretary has waived the requirement that the Floating Rate Note be redeemed on such Mandatory Note Redemption Date, execute a Bond Purchase Agreement providing for the issuance and sale of Bonds in an aggregate principal amount equal to or greater than the Outstanding Principal amount of the Floating Rate Note and providing for the application of proceeds to prepay the Floating Rate Note or otherwise redeem such Floating Rate Note in full.

         SECTION 9     EVENTS OF DEFAULT

         9.01. Events of Default. Upon the occurrence of any of the following events or conditions (each, an "Event of Default"):

         (a) any failure by the Shipowner to pay any amount owed under this Agreement, but which is not guaranteed by the Secretary, which is not paid within three (3) Business Days of the date such other amounts became due and payable hereunder; or

         (b) any failure by the Shipowner to comply with its obligations under
Section 8.02(c) or 8.02(e), or any failure by the Shipowner to perform or comply with its other obligations set forth in this Agreement (exclusive of any events specified as an Event of Default in any other subsection of this Section 9.01), which failure to comply with its other obligations, if capable of being cured, remains uncured for a period of thirty
(30) days after written notice thereof has been given to the Shipowner by the Facility Agent; or

         (c) the Shipowner shall be unable to pay its debts when and as they fall due or shall admit in writing its inability to pay its debts as they fall due or shall become insolvent; or the Shipowner shall apply for or consent to the appointment of any liquidator, receiver, trustee or administrator for all or a substantial part of its business, properties, assets or revenues; or a liquidator, receiver, trustee or administrator shall be appointed for the Shipowner and such appointment shall continue undismissed, undischarged or unstayed for a period of forty-five (45) days, or the Shipowner shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, arrangement, readjustment of debt, dissolution, liquidation or similar executory or judicial proceeding; or a bankruptcy, arrangement, readjustment of debt, dissolution, liquidation or similar executory or judicial proceeding shall be instituted against the Shipowner shall remain undismissed, undischarged or unstayed for a period of forty-five (45) days; or

         (d) an Indenture Default has occurred and is continuing and, if such Indenture Default arises under Section 6.01(a)(2) of the Indenture, the Secretary's Notice given with respect thereto remains in full force and effect;

then, and in any such event, and at any time thereafter, if such event is continuing, and if there is no Indenture Default (or if there is an Indenture Default, only after the Secretary has received all payments due under the Secretary's Note and the Mortgage), the Facility Agent or any Lender (by written notice to the Shipowner), shall have the right to institute any judicial or other proceedings under this Agreement to recover all amounts then owing under this Agreement. The Lenders agree that so long as an Indenture Default exists, all amounts received during such period from, or on behalf of, the Shipowner shall be applied in the manner set forth in Section 7.02. Notwithstanding an Event of Default, the Lenders may not terminate the Available Amount of the Credit Facility without the Secretary's consent; provided, however, that the Shipowner's use of the Available Amount of the Credit Facility shall remain subject to the requirements of Sections 2.01, 2.02, 2.03, 3.01 and 5.02. Except as expressly provided above in this Section 9.01, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Notwithstanding any other provision of this Agreement, if Section 9.01(d) is applicable, the Lender may file appropriate claims in connection therewith, but shall apply any funds collected as a consequence of said filings in accordance with the provisions of Section 7.02 of this Agreement.

         SECTION 10     GOVERNING LAW AND JURISDICTION

         10.01. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         10.02. Submission to Jurisdiction. Each of the Shipowner and the Lenders hereby irrevocably agrees that any legal suit, action or proceeding arising out of or relating to this Agreement, the Financing Offer, or any of the transactions contemplated hereby, may be instituted by the other parties hereto in the Federal Courts (or, if such court refuses to take jurisdiction, any New York State Court) sitting in the Borough of Manhattan, City of New York, State of New York and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have now or hereafter to the laying of the venue or any objection based on forum non conveniens, or based on the grounds of jurisdiction with respect to any such legal suit, action or proceeding and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such suit, action or proceeding. Each of the Shipowner and the Lenders agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon it and may be enforced in any other jurisdiction by suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. Each of the Shipowner and the Lenders waives personal service of any summons, complaint, or other process, which service may be made in accordance with Section 10.03 of this Agreement or by any other means permitted by New York law.

10.03.   Service of Process.

         (a) In the case of the courts of the State of New York or of the Federal courts sitting in the State of New York, the Shipowner hereby designates, appoints and empowers Fred Farkouh, Farkouh Furman and Faccio, 1370 Avenue of the Americas, 25th Floor, New York, New York 10019, as its authorized agent to accept, receive and acknowledge, for and on behalf of such party, its properties and revenues, service of any and all process which may be served in any action, suit or proceeding of the nature referred to above in the State of New York, which appointment shall be irrevocable until the appointment and acceptance of a successor authorized agent pursuant to the provisions of Section 10.03(d).

         (b) The Shipowner further agrees that such service of process may be made personally or by mailing or delivering a copy of the summons and complaint or other legal process in any such legal suit, action or proceeding to the Shipowner in care of its agent designated above at the aforesaid address, and such agent is hereby authorized to accept, receive and acknowledge the same for and on behalf of the Shipowner and to admit service with respect thereto. Service upon such agent shall be deemed to be personal service on the Shipowner and shall be legal and binding upon the Shipowner for all purposes notwithstanding any failure to mail copies of such legal process to the Shipowner or any failure on the part of the Shipowner to receive the same, and shall be deemed completed upon the delivery thereof to such agent whether or not such agent shall give notice thereof to the Shipowner or upon the earliest other date permitted by applicable law (including, without limitation, the United States Foreign Sovereign Immunities Act of 1976, as amended).

         (c) To the extent permitted by applicable law, the Shipowner further irrevocably agrees to the service of process of any of the aforementioned courts in any suit, action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, return receipt requested, to the Shipowner at the address referenced in Section 11.02, such service to be effective upon the date indicated on the postal receipt returned from the Shipowner.

         (d) The Shipowner agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties and revenues, and, in the event that for any reason its agent designated above shall not serve as its agent to receive service of process in the State of New York on its behalf, the Shipowner shall promptly appoint a successor satisfactory to the Facility Agent so to serve, advise the Facility Agent of such appointment, and deliver to the Facility Agent evidence in writing of the successor agent's acceptance of such appointment. The foregoing provisions constitute, among other things, a special arrangement for service between the parties to this Agreement for the purposes of 28 U.S.C. ss. 1608.

         10.04. Waiver of Security Requirements. To the extent the Shipowner may, in any action or proceeding arising out of or relating to this Agreement be entitled under applicable law to require or claim that the Facility Agent, the Primary Lender Agent or the Lenders post security for costs or take similar action, the Shipowner hereby irrevocably waives and agrees not to claim the benefit of such entitlement.

         10.05. No Limitation. Nothing in this Section 10 shall affect the right of either any Agent or the Lenders to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against the Shipowner in any jurisdiction; provided, however, that except as provided in Section 9.01, in the event of an Indenture Default, neither any Agent nor any Lender may proceed against the Shipowner without the Secretary's consent unless the Secretary has received full payment under the Secretary's Note.

         SECTION 11     MISCELLANEOUS

         11.01. Computations. Each determination of an interest rate, fee or other amounts by the Lender or any other Person pursuant to any provision of this Agreement, the Financing Offer or the Floating Rate Note, in the absence of manifest error, shall be conclusive and binding on the Shipowner. All computations of interest and fees hereunder and under the Floating Rate Note and the Financing Offer shall be made on the basis of a year of 360 days and actual days elapsed. The Secretary or the Indenture Trustee may request, and the applicable Lender shall comply with any such request for, supporting documentation for information supplied by such Lender to the Secretary or the Indenture Trustee.

         11.02. Notices. Except as otherwise specified, all notices given hereunder shall be in writing, and shall be given by mail, telecopier, telex or personal delivery and shall be deemed to be given for the purposes of this Agreement on the day that such notice is received by the intended recipient thereof. Unless otherwise specified in a notice delivered in accordance with this Section 11.02, all notices shall be delivered to the parties hereto and to the Indenture Trustee and the Secretary at their respective addresses indicated below:

         To the Facility Agent and the Lenders:

         3rd Floor
         Riverdale House
         68 Molesworth Street
         London
         SE13 7EU

         Attention:        Loans Agency
         Fax:              44 20 7500 4482/4484
         Telephone:        44 20 7500 4194
         With copy to:

         Structured Trade Finance
         5th Floor
         Citigroup Centre
         33 Canada Square
         London
         E14 5LB

         Attention:        Gillian Barnfather/Stuart James
         Fax:              44 20 7986 4881
         Telephone:        44 20 7986 4823/4856

         To the Primary Lender Agent:

         Address:          CITICORP NORTH AMERICA, INC.
                           388 Greenwich Street, 20th Floor
                           New York, NY 10013
         Attention:        Barbara Kobelt
         Facsimile:        (212) 816-1063
         Telephone:        (212) 816-0384

         To the Shipowner:

         Address:       CHILES GALILEO LLC
                        11200 Richmond Avenue, Suite 490
                        Houston, TX 77082
         Attention:     Chief Financial Officer
         Telephone:     (212) 621-9283
         Facsimile:     (212) 582-8522

         To the Secretary:

         Address:       SECRETARY OF TRANSPORTATION
                        c/o Maritime Administrator
                        400 Seventh Street, S.W.
                        Washington, D.C. 20590
         Attention:     Office of Ship Financing
         Telephone:     (202) 366-5744
         Facsimile:     (202) 366-7901

         To the Indenture Trustee:

         Address:       U.S. BANK NATIONAL ASSOCIATION
                        180 East Fifth Street
                        St. Paul, MN 55101
         Attention:     Richard Prokosch
         Telephone:     (612) 244-7021
         Facsimile:     (612) 244-0711

         11.03. Disposition of Indebtedness. Any Lender, as provided in the Indenture, may sell, assign, transfer, negotiate, or otherwise dispose of all or any part of its interest in, or all or any part of the Shipowner's indebtedness under, this Agreement and the Floating Rate Note to any party (collectively, a "Disposition of Indebtedness"), and any such party shall enjoy all the rights and privileges of a Lender under this Agreement and the Floating Rate Note to the extent of the interest assigned thereby; provided, however, that (i) no Lender may assign any commitment to fund any Advance hereunder without the prior written consent of the Facility Agent, the Shipowner and the Secretary (which consent shall not be unreasonably withheld or delayed); (ii) each Disposition of Indebtedness to any Person shall require the prior written consent of the Facility Agent (which consent shall not be unreasonably withheld or delayed);
(iii) each Disposition of Indebtedness to any Person (other than to Citibank, N.A., any Affiliate of Citibank, N.A., any other Alternate Lender previously approved under this clause (iii), or any substitute Primary Lender which is managed by the Primary Lender Agent and whose short-term commercial paper rating is greater than or equivalent to that of the Primary Lender at the time of such assignment) shall require the prior written consent of the Shipowner and the Secretary (which consent shall not be unreasonably withheld or delayed); (iv) if such assignee Lender is organized under the laws of a jurisdiction other than the United States, then such assignee must deliver to the Facility Agent and the Shipowner the documents contemplated by Section 6.02(c); (v) in the event of any assignment by any Alternate Lender to any other Alternate Lender, no such assignment shall become effective unless and until the assigning Alternate Lender shall have paid (or shall have caused its assignee to have paid) to the Facility Agent a processing and recordation fee of $3,000, which fee shall compensate the Facility Agent for the costs and expenses of documenting such assignment and payment of which fee shall relieve the Shipowner of any obligation to pay such costs and expenses; provided further, however, that any Lender may pledge or grant participations in all or any part of its interest in all or any part of the Shipowner's indebtedness under this Agreement and the Floating Rate Note, without the consent of the Facility Agent or the Shipowner (w) to any federal reserve bank as security for its obligations to such federal reserve bank, (x) so long as prior written notice of such assignment is given to the Facility Agent, the Shipowner and the Secretary, to any Affiliate of the Lender or to any substitute Primary Lender described in clause (iii) of this sentence and (y) no such pledge or grant of a participation described in the foregoing proviso shall relieve the Alternate Lender of its commitment to fund all Advances hereunder. The Shipowner shall, at the request of the Facility Agent, execute and deliver to the Facility Agent for the benefit of the assigning Lender or to any party that such Lender may designate, any such further instruments as may be necessary or desirable to give full force and effect to a Disposition of Indebtedness by such Lender.

         11.04. Disclaimer. Neither any Agent nor any Lender shall be responsible in any way for the performance of the Shipyard with respect to the Vessel, and no claim against the Shipyard or any other Person will affect the obligations of the Shipowner under this Agreement or the Floating Rate Note.

         11.05. No Waiver; Remedies Cumulative. Except as set forth herein, no failure or delay on the part of any Agent or any Lender in exercising any right, power or privilege under this Agreement, the Floating Rate Note or the Indenture or any other Transaction Document and no course of dealing between or among the Shipowner, the Agents and the Lenders shall operate as a waiver of the rights of any Agent and/or the Lenders as against the Shipowner under this Agreement; nor shall any single or partial exercise of any right, power or privilege hereunder or under the Floating Rate Note or the Indenture preclude the Agents and the Lenders from exercising against each other any other right, power or privilege hereunder or thereunder. The rights and remedies expressly provided herein are cumulative and not exclusive of any rights or remedies which the Agents and the Lenders would otherwise have under the Transaction Documents. No notice to or demand on the Shipowner in any case shall entitle the Shipowner to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or any Lender under this Agreement to any other or further action in any circumstances without notice or demand. Notwithstanding any other provision to the contrary herein, no provision in this Agreement or any other related agreement preserves any rights in favor of the parties against the Secretary in the event that either party fails or delays to exercise any rights, powers, or privileges under this Agreement, the Floating Rate Note or the Indenture or engages in any particular course of dealing. Nothing in this Section 11.05 shall operate to override any limitations set forth in the Transaction Documents on the rights, powers, remedies or privileges of any Agent and/or the Lenders.

         11.06. Currency. All payments of principal, interest, fees or other amounts due hereunder and under the Floating Rate Note shall be made in Dollars, regardless of any law, rule, regulation or statute, whether now or hereafter in existence or in effect in any jurisdiction, which affects or purports to affect such obligations.

         11.07. Severability. To the extent permitted by applicable law, the illegality or unenforceability of any provision of this Agreement shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement.

         11.08. Amendment or Waiver. This Agreement may not be changed, discharged or terminated without the written consent of the parties hereto, and no provision hereof may be waived without the written consent of the party to be bound thereby. There may be no change, discharge, termination or claim of waiver of the terms of this Agreement without the prior written consent of the Secretary, who is entitled to enforce his rights under this Agreement as an intended third party beneficiary to this Agreement. The parties hereto acknowledge, however, that nothing in this Agreement creates in either the Shipowner or any Agent or any Lender any right whatsoever against the Secretary.

         11.09. Indemnification. Without limiting any other rights that the Agents and the Lenders may have hereunder or under applicable law, the Shipowner hereby agrees to indemnify each Agent and each Lender from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and Advances (all the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by such Agent or such Lender arising out of or as a result of this Agreement or the Floating Rate Note excluding, however, Indemnified Amounts to the extent determined by a court of competent jurisdiction in a final, non-appealable order, to have resulted from gross negligence or willful misconduct on the part of the Facility Agent, the Primary Lender Agent, the Primary Lender or the Alternate Lender, as the case may be. In the event of an Indenture Default, all amounts received by the Lender pursuant to such indemnification after an Indenture Default shall be held and paid in the manner required by Section 7.02.

         11.10. No Proceedings. Each of the Shipowner, the Alternate Lender and the Agents hereby agrees that it will not institute against, or join any other person in instituting against, the Primary Lender, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any other proceeding under any federal or state bankruptcy or similar law, so long as any commercial paper issued by the Primary Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper shall have been outstanding.

         11.11. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, but subject to Section 7.02, if any Unpaid Amounts are owing by the Borrower at any time, any Agent and/or any Lender may offset any indebtedness owing from such Agent, such Lender or any Affiliate thereof to the Shipowner (including all account balances, whether provisional or final and whether or not collected or available) and may apply such offset amount toward the payment of such Unpaid Amounts; provided, however, that if an Indenture Default has occurred and is continuing, any such amounts so received shall be held and paid in the manner required by Section 7.02.

         11.12. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Shipowner may not assign any of its rights or obligations hereunder without the prior written consent of the Agents, the Secretary and the Lenders and the Lenders may not assign any of their rights and obligations hereunder except as provided in
Section 11.03.

         11.13. Waiver of Jury Trial. Each of the Shipowner, the Agents and the Lenders hereby waives its respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Agreement, any assignment or the transactions contemplated hereby, in any action, proceeding or other litigation of any type brought by any party against the other parties, whether with respect to contract claims, tort claims, or otherwise. Each of the Shipowner, the Agents and the Lenders agrees that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, the parties further agree that their respective right to a trial by jury is waived by operation of this section as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Agreement, any assignment or any provision hereof or thereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement or any assignment.

         11.14. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

         11.15. Conflicts with Indenture. Notwithstanding the provisions of this Agreement, in any conflict between this Agreement and the provisions of the Indenture or the Shipowner Documents, the Indenture and/or the Shipowner Documents shall govern the agreement between the parties hereto, but only with respect to the subject matter thereof. Notwithstanding the previous sentence, any provision in the Indenture (or any other agreement the Shipowner has entered into with any other Person) purporting to release the Shipowner of any indebtedness, liability or obligation shall not apply to any indebtedness, liability or obligation of the Shipowner hereunder and no termination of the Indenture (or any other agreement the Shipowner has entered into with any other Person) shall affect the continued effectiveness of this Agreement, which shall continue in full force and effect until the Credit Facility has been terminated and all indebtedness, liabilities and obligations of the Shipowner hereunder have been fully discharged and satisfied, the Floating Rate Note has been paid, satisfied and discharged in full, and there has elapsed a year and a day from the last payment received from, or on behalf of, the Shipowner. The parties hereto acknowledge and agree that the Lenders and the Agents are not beneficiaries of the Shipowner Documents and certain other documents relating to the Indenture, and nothing in this Section 11.15 purports to confer any such rights upon the Lenders or the Agents.

         11.16. Entire Agreement. This Agreement, the Financing Offer and the Floating Rate Note contain the entire agreement among the parties hereto regarding the Credit Facility. To the extent the terms and provisions of the Financing Offer are inconsistent herewith, the terms and provisions of this Agreement shall prevail; provided, that nothing herein shall be deemed to override or release any affiliates of the Shipowner from their respective obligations under the Financing Offer.

         SECTION 12     ARRANGEMENTS AMONG THE AGENTS AND THE LENDERS

         12.01. Appointment. Each Lender hereby appoints the Facility Agent to act as its agent in connection herewith and in connection with the Floating Rate Note and the Indenture and authorizes the Facility Agent to exercise such rights, powers and discretions as are specifically delegated to the Facility Agent by the terms hereof and thereof, together with all such rights, powers and discretions as are reasonably incidental thereto. Without limiting the foregoing, all notices to be delivered to, and approvals to be given by, a Lender under the disbursement procedures described in Section 3.01 hereof shall be delivered to and given by the Facility Agent on behalf of such Lender.

         12.02. Rights of Facility Agent. The Lenders and the Facility Agent agree that the Facility Agent may:

               (i) assume that (a) any representation made by the Shipowner in connection herewith is true; (b) no event which is or may become an Event of Default has occurred; (c) the Shipowner is not in breach of or default under its obligations hereunder; (d) any right, power, authority or discretion vested herein upon the Lenders or any other person or group of persons has not been exercised; unless it has, in its capacity as Facility Agent, notice or actual knowledge to the contrary;

               (ii) engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

               (iii) rely as to any matters of fact which might reasonably be expected to be within the knowledge of the Shipowner upon a certificate signed by or on behalf of the Shipowner;

               (iv) rely upon any communication or document believed by it to be genuine;

               (v) refrain from exercising any right, power or discretion vested in it as Facility Agent hereunder unless and until instructed by a Lender as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

               (vi) refrain from acting in accordance with any instructions of any Lender to begin any legal action or proceeding arising out of or in connection with this Agreement until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, expenses (including legal fees) and liabilities which it will or may expend or incur in complying with such instructions.

         12.03.   Duties.  The Facility Agent shall:

               (i) promptly inform each Lender of the contents of any notice or document received by it from the Shipowner hereunder;

               (ii) promptly notify each Lender of the occurrence of any Event of Default or any default by the Shipowner in the due performance of or compliance with its obligations under this Agreement of which the Facility Agent has notice from any other party hereto;

               (iii) save as otherwise provided herein, act as Facility Agent hereunder in accordance with any instructions given to it by any Lender, which instructions shall be binding on all of the Lenders; and

               (iv) if so instructed by any Lender, refrain from exercising any right, power or discretion vested in it as Facility Agent hereunder.

         12.04. Limitation on Obligations of Facility Agent. Notwithstanding anything to the contrary expressed or implied herein, the Lenders and the Facility Agent agree that the Facility Agent shall not:

               (i) be bound to inquire as to:

                   (a) whether or not any representation made by the Shipowner in connection herewith is true;

                   (b) the occurrence or otherwise of any event which is or may become an Event of Default;

                   (c) the performance by the Shipowner of its obligations
               hereunder; or

                   (d) any breach of or default by the Shipowner or under its obligations hereunder;

               (ii) be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account;

               (iii) be bound to disclose to any other person any information relating to the Shipowner or any of its agencies if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

               (iv) be under any obligations other than those for which express provision is made herein.

         12.05. Indemnification by Lenders. The Alternate Lender shall, from time to time on demand by the Facility Agent, indemnify the Facility Agent, against any and all costs, claims, expenses (including legal fees) and liabilities (collectively, "Liabilities") together with any tax thereon which the Facility Agent may incur, otherwise than by reason of its own gross negligence or willful misconduct, in acting in its capacity as facility agent hereunder (including, without limitation, any Liabilities in anyway relating to or arising out of certifications made with respect to either
(a) the due authorization, execution or delivery of a Floating Rate Note, or (b) laws and/or regulations of any Governmental Authority, in each case in connection with any request by the Facility Agent to the Indenture Trustee or the Secretary for the Secretary to endorse its guarantee on a Floating Rate Note or for the Indenture Trustee to authenticate a Floating Rate Note).

         12.06. Limitation on Responsibility. The Facility Agent accepts no responsibility to the Lenders for the accuracy and/or completeness of any information supplied by the Shipowner in connection herewith or for the legality, validity, effectiveness, adequacy or enforceability of this Agreement, and the Facility Agent shall be under no liability to the Lenders as a result of taking or omitting to take any action in relation to this Agreement, save in the case of its own negligence or willful misconduct.

         12.07. No Claims on Employees of Facility Agent. Each Lender agrees that it will not assert or seek to assert against any director, officer or employee of the Facility Agent any claim that it might have against it in respect of the matters referred to in Section 12.06.

         12.08. Banking Business. The Lenders agree that the Facility Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Shipowner.

         12.09. Resignation or Termination of Facility Agent.

         (i) The Facility Agent may (after consultation with the Shipowner and the Lenders) resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty (30) days' prior written notice to that effect to each of the other parties hereto; provided, that no such resignation shall be effective until a successor for the Facility Agent is appointed in accordance with the succeeding provisions of this Section 12;

               (ii) The Lenders and the Shipowner may jointly seek the termination of the appointment of the Facility Agent hereunder at any time by giving not less than thirty (30) days prior written notice to that effect to the Facility Agent; provided that no such termination shall be effective until a successor for the Facility Agent is appointed in accordance with the succeeding provisions of this Section 12; provided further that any such notice of termination must be signed by all of the Lenders and the Shipowner; and

               (iii) For the avoidance of doubt, the parties hereto agree that the provisions of this Section 12.09 shall at no time apply to or restrict the ability of the Primary Lender Agent to resign its position of Primary Lender Agent.

         12.10. Successor to Facility Agent. If the Facility Agent gives notice of its resignation pursuant to Section 12.09(i) or receives notice of termination pursuant to Section 12.09(ii), then any reputable and experienced bank or other financial institution may be appointed as a successor to the Facility Agent by the Lenders with the consent of the Secretary and Shipowner

(which consent of the Shipowner shall not be unreasonably withheld or delayed) during the period of such notice but, if no such successor is so appointed, the Facility Agent may appoint such a successor itself with the consent of the Secretary and Shipowner (which consent of the Shipowner shall not be unreasonably withheld or delayed).

         12.11. Discharge of Obligations. If a successor to the Facility Agent is appointed under the provisions of Section 12.10, then (i) the retiring Facility Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefits of the provisions of this Section 12 and
(ii) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

         12.12. Responsibilities of Lenders. It is understood and agreed by each Lender that it is, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Shipowner, the Secretary and the United States of America and, accordingly, each Lender warrants to the Facility Agent that it has not relied and will not hereafter rely on the Facility Agent:

               (i) to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Shipowner in connection with this Agreement or the transaction herein contemplated (whether or not such information has been or is hereafter circulated to such Lender by the Facility Agent); or

               (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Shipowner.

         12.13. Agency Division. In acting as Facility Agent for the Lenders, the Facility Agent's agency division shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Section 12, in the event that the Facility Agent should act for the Shipowner in any capacity in relation to any other matter, any information given by the Shipowner to the Facility Agent in such other capacity may be treated as confidential by the Facility Agent.

         12.14. Primary Lender Agent. Each party hereto (other than the Primary Lender Agent) acknowledges that the Primary Lender Agent is a party hereto only in its capacity as agent of the Primary Lender and the Primary Lender's commercial paper holders.

         12.15. Facility Agent Only Agent for the Lenders. The Facility Agent is not authorized to, nor shall it, act as the agent for the Secretary, the Indenture Trustee, the Shipowner or any of their successors in interest or assigns in any of the capacities provided for herein.



                            [Signature Page Follows]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first above written.

CHILES GALILEO LLC,                          CITIBANK, N.A., as Alternate Lender
   as Shipowner

By: /s/ DICK FAGERSTAL                        By: /s/ ROBERT MALLECK
    -------------------------------               ----------------------------
                 (Signature)                                (Signature)

Name: Dick Fagerstal                          Name: Robert Malleck
      -----------------------------                ----------------------------
                   (Print)                                   (Print)

Title: Senior Vice President                  Title: Vice President
      -----------------------------                ----------------------------
                   (Print)                                   (Print)


GOVCO INCORPORATED, as Primary Lender        CITICORP NORTH AMERICA, INC.,
By:  CITICORP NORTH AMERICA, INC.,            as Primary Lender Agent
     its attorney-in-fact

By: /s/ ROBERT MALLECK                       By: /s/ ROBERT MALLECK
    -------------------------------              ------------------------------
                 (Signature)                                (Signature)

Name:  Robert Malleck                        Name:  Robert Malleck
      -----------------------------                ----------------------------
                  (Print)                                    (Print)

Title: Vice President                        Title: Vice President
      -----------------------------                ----------------------------
                  (Print)                                    (Print)

CITIBANK INTERNATIONAL PLC,
   as Facility Agent

By: /s/ GILLIAN BARNFATHER
    -------------------------------
               (Signature)

Name: Gillian Barnfather
      -----------------------------
                 (Print)

Title: Vice President
      -----------------------------
                 (Print)